Collaborative Investment Series Trust 485BPOS

Exhibit 99(e)(i)(b)

TENTH AMENDMENT

TO

ETF DISTRIBUTION AGREEMENT

This tenth amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Collaborative Investment Series Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of November 14th, 2025 (the “Effective Date”).

WHEREAS, the Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

*signature block follows*

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

COLLABORATIVE INVESTMENT LLC SERIES TRUST		FORESIDE FUND SERVICES,

By:		By:
	Gregory Skidmore, President		Teresa Cowan, President

Date:	11/18/2025	Date:	11.19.25

EXHIBIT A

Funds
The SPAC and New Issue ETF
Rareview Systematic Equity ETF
Rareview Dynamic Fixed Income
ETF
Rareview Tax Advantaged Income ETF
Rareview Total Return Bond ETF
Rareview 2X Bull Cryptocurrency & Precious Metals ETF
Rareview Government Money Market ETF